POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Priscilla Saraiva Godoy, Camila Poente, Danilo de Andrade Borges, Mayra Naomi Sakaguti, Gustavo de Souza Mattos, Isabella Caldeira de Medeiros, Gabriella Read and Giovanna de Souza Fetter, as the undersigned’s true and lawful attorneys-in-fact to (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of StoneCo Ltd. (the “Company”), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act; (3) do and perform any and all acts, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any applicable stock exchange or similar authority; (4) prepare, execute and file, or cause to be prepared, executed and filed, on behalf of the undersigned one or more Forms 144, or any amendments thereto, relating to any sales orders (including in connection with the exercise of options to purchase the Company’s Class A common shares (“common shares”), orally or electronically, to sell shares of common shares to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended; (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact; and (6) act as an account administrator for the undersigned’s Electronic Data Gathering and Retrieval (“EDGAR”) account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) performing any other actions contemplated by Rule 10 of Regulation S- T with respect to account administrators. The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes or delegee or delegees of any of such attorneys- in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Docusign Envelope ID: EDCE0EAB-F757-4478-B13E-63D3E0E715F0

2 Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes all other powers of attorney previously executed by the undersigned in respect of the subject matter described herein. Docusign Envelope ID: EDCE0EAB-F757-4478-B13E-63D3E0E715F0

3 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11 day of March, 2026. Name: Silvio José Morais Signature: Docusign Envelope ID: EDCE0EAB-F757-4478-B13E-63D3E0E715F0

docusign

Certificado de Conclusão

Identificação de envelope: EDCE0EAB-F757-4478-B13E-63D3E0E715F0		Status: Concluído
Assunto: Silvio José Morais - Section 16 - PoA Form .docx		
Envelope fonte:		
Documentar páginas: 3	Assinaturas: 1	Remetente do envelope:
Certificar páginas: 13	Rubrica: 3	Secretary of the Board of StoneCo
Assinatura guiada: Ativado		Rua Fidêncio Ramos 308
Selo com EnvelopeId (ID do envelope): Ativado		San Paulo, SP 04551-010
Fuso horário: (UTC-03:00) Brasília		secretaryoftheboard@stone.co
		Endereço IP: 163.116.250.48

Rastreamento de registros

Status: Original 11/03/2026 22:42:46	Portador: Secretary of the Board of StoneCo secretaryoftheboard@stone.co	Local: DocuSign

Eventos do signatário	Assinatura	Registro de hora e data
Secretary of the Board secretaryoftheboard@stone.co Nível de segurança: E-mail, Autenticação da conta (Nenhuma) Termos de Assinatura e Registro Eletrônico: Não oferecido através da Docusign	SOTB Adoção de assinatura: Estilo pré-selecionado Usando endereço IP: 163.116.250.48	Enviado: 11/03/2026 22:43:41 Visualizado: 11/03/2026 22:43:59 Assinado: 11/03/2026 22:44:09
Silvio José Morais silviomorais2016@gmail.com Nível de segurança: E-mail, Autenticação da conta (Nenhuma) Termos de Assinatura e Registro Eletrônico: Aceito: 12/03/2026 12:04:18 ID: e1debb4f-ef99-4f36-8155-f4c486a0728a	Silvio José Morais Adoção de assinatura: Estilo pré-selecionado Usando endereço IP: 186.224.220.178	Enviado: 11/03/2026 22:43:42 Visualizado: 12/03/2026 12:04:18 Assinado: 12/03/2026 12:04:55

Eventos do signatário presencial	Assinatura	Registro de hora e data

Eventos de entrega do editor	Status	Registro de hora e data

Evento de entrega do agente	Status	Registro de hora e data

Eventos de entrega intermediários	Status	Registro de hora e data

Eventos de entrega certificados	Status	Registro de hora e data

Eventos de cópia	Status	Registro de hora e data
Mayra Naomi Sakaguti mayra.sakaguti@stone.com.br Nível de segurança: E-mail, Autenticação da conta (Nenhuma) Termos de Assinatura e Registro Eletrônico: Aceito: 22/01/2024 16:50:41 ID: 2b73b2c7-b4b8-4247-8cb8-9753dcf49405	Copiado	Enviado: 11/03/2026 22:43:43

Eventos com testemunhas	Assinatura	Registro de hora e data

Eventos do tabelião Assinatura Registro de hora e data Eventos de resumo do envelope Status Carimbo de data/hora Envelope enviado Com hash/criptografado 11/03/2026 22:43:43 Entrega certificada Segurança verificada 12/03/2026 12:04:18 Assinatura concluída Segurança verificada 12/03/2026 12:04:55 Concluído Segurança verificada 12/03/2026 12:04:55 Eventos de pagamento Status Carimbo de data/hora Termos de Assinatura e Registro Eletrônico

CONSENTIMENTO PARA RECEBIMENTO ELETRÔNICO DE REGISTROS ELETRÔNICOS E DIVULGAÇÕES DE ASSINATURA Registro Eletrônicos e Divulgação de Assinatura Periodicamente, a Stone Pagamentos S.A. poderá estar legalmente obrigada a fornecer a você determinados avisos ou divulgações por escrito. Estão descritos abaixo os termos e condições para fornecer-lhe tais avisos e divulgações eletronicamente através do sistema de assinatura eletrônica da DocuSign, Inc. (DocuSign). Por favor, leia cuidadosa e minuciosamente as informações abaixo, e se você puder acessar essas informações eletronicamente de forma satisfatória e concordar com estes termos e condições, por favor, confirme seu aceite clicando sobre o botão “Eu concordo” na parte inferior deste documento. Obtenção de cópias impressas A qualquer momento, você poderá solicitar de nós uma cópia impressa de qualquer registro fornecido ou disponibilizado eletronicamente por nós a você. Você poderá baixar e imprimir os documentos que lhe enviamos por meio do sistema DocuSign durante e imediatamente após a sessão de assinatura, e se você optar por criar uma conta de usuário DocuSign, você poderá acessá-los por um período de tempo limitado (geralmente 30 dias) após a data do primeiro envio a você. Após esse período, se desejar que enviemos cópias impressas de quaisquer desses documentos do nosso escritório para você, cobraremos de você uma taxa de R$ 0.00 por página. Você pode solicitar a entrega de tais cópias impressas por nós seguindo o procedimento descrito abaixo. Revogação de seu consentimento Se você decidir receber de nós avisos e divulgações eletronicamente, você poderá, a qualquer momento, mudar de ideia e nos informar, posteriormente, que você deseja receber avisos e divulgações apenas em formato impresso. A forma pela qual você deve nos informar da sua decisão de receber futuros avisos e divulgações em formato impresso e revogar seu consentimento para receber avisos e divulgações está descrita abaixo. Consequências da revogação de consentimento Se você optar por receber os avisos e divulgações requeridos apenas em formato impresso, isto retardará a velocidade na qual conseguimos completar certos passos em transações que te envolvam e a entrega de serviços a você, pois precisaremos, primeiro, enviar os avisos e divulgações requeridos em formato impresso, e então esperar até recebermos de volta a confirmação de que você recebeu tais avisos e divulgações impressos. Para indicar a nós que você mudou de ideia, você deverá revogar o seu consentimento através do preenchimento do formulário “Revogação de Consentimento” da DocuSign na página de assinatura de um envelope DocuSign, ao invés de assiná-lo. Isto indicará que você revogou seu consentimento para receber avisos e divulgações eletronicamente e você não poderá mais usar o sistema DocuSign para receber de nós, eletronicamente, as notificações e consentimentos necessários ou para assinar eletronicamente documentos enviados por nós. Termos de Assinatura e Registro Eletrônico criado em: 26/10/2021 16:46:17 Partes concordam em: Silvio José Morais

Todos os avisos e divulgações serão enviados a você eletronicamente A menos que você nos informe o contrário, de acordo com os procedimentos aqui descritos, forneceremos eletronicamente a você, através da sua conta de usuário da DocuSign, todos os avisos, divulgações, autorizações, confirmações e outros documentos necessários que devam ser fornecidos ou disponibilizados a você durante o nosso relacionamento Para mitigar o risco de você inadvertidamente deixar de receber qualquer aviso ou divulgação, nós preferimos fornecer todos os avisos e divulgações pelo mesmo método e para o mesmo endereço que você nos forneceu. Assim, você poderá receber todas as divulgações e avisos eletronicamente ou em formato impresso, através do correio. Se você não concorda com este processo, informe-nos conforme descrito abaixo. Por favor, veja também o parágrafo imediatamente acima, que descreve as consequências da sua escolha de não receber de nós os avisos e divulgações eletronicamente. Como contatar a Stone Pagamentos S.A.: Você pode nos contatar para informar sobre suas mudanças de como podemos contatá-lo eletronicamente, solicitar cópias impressas de determinadas informações e revogar seu consentimento prévio para receber avisos e divulgações em formato eletrônico, conforme abaixo: To contact us by email send messages to: rodrigo.muneratti@stone.com.br Para nos contatar por e-mail, envie mensagens para: rodrigo.muneratti@stone.com.br Para informar seu novo endereço de e-mail a Stone Pagamentos S.A.: Para nos informar sobre uma mudança em seu endereço de e-mail, para o qual nós devemos enviar eletronicamente avisos e divulgações, você deverá nos enviar uma mensagem por e-mail para o endereço rodrigo.muneratti@stone.com.br e informar, no corpo da mensagem: seu endereço de e-mail anterior, seu novo endereço de e-mail. Nós não solicitamos quaisquer outras informações para mudar seu endereço de e-mail. We do not require any other information from you to change your email address. Adicionalmente, você deverá notificar a DocuSign, Inc para providenciar que o seu novo endereço de e-mail seja refletido em sua conta DocuSign, seguindo o processo para mudança de e-mail no sistema DocuSign. Para solicitar cópias impressas a Stone Pagamentos S.A.: Para solicitar a entrega de cópias impressas de avisos e divulgações previamente fornecidos por nós eletronicamente, você deverá enviar uma mensagem de e-mail para rodrigo.muneratti@stone.com.br e informar, no corpo da mensagem: seu endereço de e-mail, nome completo, endereço postal no Brasil e número de telefone. Nós cobraremos de você o valor referente às cópias neste momento, se for o caso. Para revogar o seu consentimento perante a Stone Pagamentos S.A.:

Para nos informar que não deseja mais receber futuros avisos e divulgações em formato eletrônico, você poderá: (i) recusar-se a assinar um documento da sua sessão DocuSign, e na página seguinte, assinalar o item indicando a sua intenção de revogar seu consentimento; ou (ii) enviar uma mensagem de e-mail para rodrigo.muneratti@stone.com.br e informar, no corpo da mensagem, seu endereço de e-mail, nome completo, endereço postal no Brasil e número de telefone. Nós não precisamos de quaisquer outras informações de você para revogar seu consentimento. Como consequência da revogação de seu consentimento para documentos online, as transações levarão um tempo maior para serem processadas. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process. Hardware e software necessários**: (i) Sistemas Operacionais: Windows® 2000, Windows® XP, Windows Vista®; Mac OS® (ii) Navegadores: Versões finais do Internet Explorer® 6.0 ou superior (Windows apenas); Mozilla Firefox 2.0 ou superior (Windows e Mac); Safari™ 3.0 ou superior (Mac apenas) (iii) Leitores de PDF: Acrobat® ou software similar pode ser exigido para visualizar e imprimir arquivos em PDF. (iv) Resolução de Tela: Mínimo 800 x 600 (v) Ajustes de Segurança habilitados: Permitir cookies por sessão ** Estes requisitos mínimos estão sujeitos a alterações. No caso de alteração, será solicitado que você aceite novamente a divulgação. Versões experimentais (por ex.: beta) de sistemas operacionais e navegadores não são suportadas. Confirmação de seu acesso e consentimento para recebimento de materiais eletronicamente: Para confirmar que você pode acessar essa informação eletronicamente, a qual será similar a outros avisos e divulgações eletrônicos que enviaremos futuramente a você, por favor, verifique se foi possível ler esta divulgação eletrônica e que também foi possível imprimir ou salvar eletronicamente esta página para futura referência e acesso; ou que foi possível enviar a presente divulgação e consentimento, via e-mail, para um endereço através do qual seja possível que você o imprima ou salve para futura referência e acesso. Além disso, caso concorde em receber avisos e divulgações exclusivamente em formato eletrônico nos termos e condições descritos acima, por favor, informe-nos clicando sobre o botão “Eu concordo” abaixo. Ao selecionar o campo “Eu concordo”, eu confirmo que:

(i) Eu posso acessar e ler este documento eletrônico, denominado CONSENTIMENTO PARA RECEBIMENTO ELETRÔNICO DE REGISTRO ELETRÔNICO E DIVULGAÇÃO DE ASSINATURA; e (ii) Eu posso imprimir ou salvar ou enviar por e-mail esta divulgação para onde posso imprimi-la para futura referência e acesso; e (iii) Até ou a menos que eu notifique a Stone Pagamentos S.A. conforme descrito acima, eu consinto em receber exclusivamente em formato eletrônico, todos os avisos, divulgações, autorizações, aceites e outros documentos que devam ser fornecidos ou disponibilizados para mim por Stone Pagamentos S.A. durante o curso do meu relacionamento com você. ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, Stone Pagamentos S.A. (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact Stone Pagamentos S.A.: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: rodrigo.muneratti@stone.com.br To advise Stone Pagamentos S.A. of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at rodrigo.muneratti@stone.com.br and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from Stone Pagamentos S.A. To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to rodrigo.muneratti@stone.com.br and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with Stone Pagamentos S.A. To inform us that you no longer wish to receive future notices and disclosures in electronic format you may: i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to rodrigo.muneratti@stone.com.br and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:  You can access and read this Electronic Record and Signature Disclosure; and  You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and  Until or unless you notify Stone Pagamentos S.A. as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Stone Pagamentos S.A. during the course of your relationship with Stone Pagamentos S.A..

CONSENTIMENTO PARA RECEBIMENTO ELETRÔNICO DE REGISTROS ELETRÔNICOS E DIVULGAÇÕES DE ASSINATURA Registro Eletrônicos e Divulgação de Assinatura Periodicamente, a Stone Pagamentos S.A. poderá estar legalmente obrigada a fornecer a você determinados avisos ou divulgações por escrito. Estão descritos abaixo os termos e condições para fornecer-lhe tais avisos e divulgações eletronicamente através do sistema de assinatura eletrônica da DocuSign, Inc. (DocuSign). Por favor, leia cuidadosa e minuciosamente as informações abaixo, e se você puder acessar essas informações eletronicamente de forma satisfatória e concordar com estes termos e condições, por favor, confirme seu aceite clicando sobre o botão “Eu concordo” na parte inferior deste documento. Obtenção de cópias impressas A qualquer momento, você poderá solicitar de nós uma cópia impressa de qualquer registro fornecido ou disponibilizado eletronicamente por nós a você. Você poderá baixar e imprimir os documentos que lhe enviamos por meio do sistema DocuSign durante e imediatamente após a sessão de assinatura, e se você optar por criar uma conta de usuário DocuSign, você poderá acessá-los por um período de tempo limitado (geralmente 30 dias) após a data do primeiro envio a você. Após esse período, se desejar que enviemos cópias impressas de quaisquer desses documentos do nosso escritório para você, cobraremos de você uma taxa de R$ 0.00 por página. Você pode solicitar a entrega de tais cópias impressas por nós seguindo o procedimento descrito abaixo. Revogação de seu consentimento Se você decidir receber de nós avisos e divulgações eletronicamente, você poderá, a qualquer momento, mudar de ideia e nos informar, posteriormente, que você deseja receber avisos e divulgações apenas em formato impresso. A forma pela qual você deve nos informar da sua decisão de receber futuros avisos e divulgações em formato impresso e revogar seu consentimento para receber avisos e divulgações está descrita abaixo. Consequências da revogação de consentimento Se você optar por receber os avisos e divulgações requeridos apenas em formato impresso, isto retardará a velocidade na qual conseguimos completar certos passos em transações que te envolvam e a entrega de serviços a você, pois precisaremos, primeiro, enviar os avisos e divulgações requeridos em formato impresso, e então esperar até recebermos de volta a confirmação de que você recebeu tais avisos e divulgações impressos. Para indicar a nós que você mudou de ideia, você deverá revogar o seu consentimento através do preenchimento do formulário “Revogação de Consentimento” da DocuSign na página de assinatura de um envelope DocuSign, ao invés de assiná-lo. Isto indicará que você revogou seu consentimento para receber avisos e divulgações eletronicamente e você não poderá mais usar o sistema DocuSign para receber de nós, eletronicamente, as notificações e consentimentos necessários ou para assinar eletronicamente documentos enviados por nós. Termos de Assinatura e Registro Eletrônico criado em: 26/10/2021 16:40:29 Partes concordam em: Mayra Naomi Sakaguti

Todos os avisos e divulgações serão enviados a você eletronicamente A menos que você nos informe o contrário, de acordo com os procedimentos aqui descritos, forneceremos eletronicamente a você, através da sua conta de usuário da DocuSign, todos os avisos, divulgações, autorizações, confirmações e outros documentos necessários que devam ser fornecidos ou disponibilizados a você durante o nosso relacionamento Para mitigar o risco de você inadvertidamente deixar de receber qualquer aviso ou divulgação, nós preferimos fornecer todos os avisos e divulgações pelo mesmo método e para o mesmo endereço que você nos forneceu. Assim, você poderá receber todas as divulgações e avisos eletronicamente ou em formato impresso, através do correio. Se você não concorda com este processo, informe-nos conforme descrito abaixo. Por favor, veja também o parágrafo imediatamente acima, que descreve as consequências da sua escolha de não receber de nós os avisos e divulgações eletronicamente. Como contatar a Stone Pagamentos S.A.: Você pode nos contatar para informar sobre suas mudanças de como podemos contatá-lo eletronicamente, solicitar cópias impressas de determinadas informações e revogar seu consentimento prévio para receber avisos e divulgações em formato eletrônico, conforme abaixo: Para nos contatar por e-mail, envie mensagens para: Para informar seu novo endereço de e-mail a Stone Pagamentos S.A.: Para nos informar sobre uma mudança em seu endereço de e-mail, para o qual nós devemos enviar eletronicamente avisos e divulgações, você deverá nos enviar uma mensagem por e-mail para o endereço e informar, no corpo da mensagem: seu endereço de e-mail anterior, seu novo endereço de e-mail. Nós não solicitamos quaisquer outras informações para mudar seu endereço de e-mail. Adicionalmente, você deverá notificar a DocuSign, Inc para providenciar que o seu novo endereço de e-mail seja refletido em sua conta DocuSign, seguindo o processo para mudança de e-mail no sistema DocuSign. Para solicitar cópias impressas a Stone Pagamentos S.A.: Para solicitar a entrega de cópias impressas de avisos e divulgações previamente fornecidos por nós eletronicamente, você deverá enviar uma mensagem de e-mail para e informar, no corpo da mensagem: seu endereço de e-mail, nome completo, endereço postal no Brasil e número de telefone. Nós cobraremos de você o valor referente às cópias neste momento, se for o caso. Para revogar o seu consentimento perante a Stone Pagamentos S.A.: Para nos informar que não deseja mais receber futuros avisos e divulgações em formato eletrônico, você poderá:

(i) recusar-se a assinar um documento da sua sessão DocuSign, e na página seguinte, assinalar o item indicando a sua intenção de revogar seu consentimento; ou (ii) enviar uma mensagem de e-mail para e informar, no corpo da mensagem, seu endereço de e- mail, nome completo, endereço postal no Brasil e número de telefone. Nós não precisamos de quaisquer outras informações de você para revogar seu consentimento. Como consequência da revogação de seu consentimento para documentos online, as transações levarão um tempo maior para serem processadas. Hardware e software necessários**: (i) Sistemas Operacionais: Windows® 2000, Windows® XP, Windows Vista®; Mac OS® (ii) Navegadores: Versões finais do Internet Explorer® 6.0 ou superior (Windows apenas); Mozilla Firefox 2.0 ou superior (Windows e Mac); Safari™ 3.0 ou superior (Mac apenas) (iii) Leitores de PDF: Acrobat® ou software similar pode ser exigido para visualizar e imprimir arquivos em PDF. (iv) Resolução de Tela: Mínimo 800 x 600 (v) Ajustes de Segurança habilitados: Permitir cookies por sessão ** Estes requisitos mínimos estão sujeitos a alterações. No caso de alteração, será solicitado que você aceite novamente a divulgação. Versões experimentais (por ex.: beta) de sistemas operacionais e navegadores não são suportadas. Confirmação de seu acesso e consentimento para recebimento de materiais eletronicamente: Para confirmar que você pode acessar essa informação eletronicamente, a qual será similar a outros avisos e divulgações eletrônicos que enviaremos futuramente a você, por favor, verifique se foi possível ler esta divulgação eletrônica e que também foi possível imprimir ou salvar eletronicamente esta página para futura referência e acesso; ou que foi possível enviar a presente divulgação e consentimento, via e-mail, para um endereço através do qual seja possível que você o imprima ou salve para futura referência e acesso. Além disso, caso concorde em receber avisos e divulgações exclusivamente em formato eletrônico nos termos e condições descritos acima, por favor, informe-nos clicando sobre o botão “Eu concordo” abaixo. Ao selecionar o campo “Eu concordo”, eu confirmo que: (i) Eu posso acessar e ler este documento eletrônico, denominado CONSENTIMENTO PARA RECEBIMENTO ELETRÔNICO DE REGISTRO ELETRÔNICO E DIVULGAÇÃO DE ASSINATURA; e

(ii) Eu posso imprimir ou salvar ou enviar por e-mail esta divulgação para onde posso imprimi-la para futura referência e acesso; e (iii) Até ou a menos que eu notifique a Stone Pagamentos S.A. conforme descrito acima, eu consinto em receber exclusivamente em formato eletrônico, todos os avisos, divulgações, autorizações, aceites e outros documentos que devam ser fornecidos ou disponibilizados para mim por Stone Pagamentos S.A. durante o curso do meu relacionamento com você.